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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1 to Current Report
Dated December 18, 2001

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 5, 2001

HPL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32967 (Commission File No.)	77-0550714 (I.R.S. Employer Identification No.)
2033 Gateway Place, San Jose California (Address of Principal Executive Offices)		95110 (Zip Code)

Registrant's telephone number, including area code: (408) 437-1466

        The Registrant hereby amends Item 7 of its Current Report on Form 8-K, dated December 18, 2001, to read in its entirety as follows:

Item 7.    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
The required financial statements are attached hereto on pages 3 through 21.
(b)	Pro Forma Financial Information.
The required pro forma financial information is attached hereto on pages 22 through 26.
(c)	Exhibits.
2.1
Agreement and Plan of Merger, dated December 5, 2001, by and among HPL Technologies, Inc., a Delaware corporation, HPL Acquisition Corp., a California corporation, FabCentric, Inc., a California corporation, John Kulusich and Lucian Wagner.*
	23.1	Consent of PricewaterhouseCoopers, LLP

*
Previously filed.

FABCENTRIC, INC.
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
of FabCentric, Inc.

        In our opinion, the accompanying balance sheets and the related statements of operations, of redeemable convertible preferred stock and shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of FabCentric, Inc. at March 31, 2001 and 2000, and the results of its operations and its cash flows for the year ended March 31, 2001 and for the period from May 20, 1999 (date of inception) to March 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        On December 5, 2001, the Company was acquired by HPL Technologies, Inc.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 12, 2002

FABCENTRIC, INC.
BALANCE SHEETS

		March 31,
	September 30, 2001
		2001	2000
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$112,252	$—	$29,172
Accounts receivable	455,768	72,175	—
Prepaid expenses and other current assets	4,523	10,130	12,500

Total current assets	572,543	82,305	41,672
Property and equipment, net	115,306	63,884	26,209
Intangible assets, net	731,242	166,667	—
Investment	—	—	77,500
Other assets	427,864	127,226	7,711

Total assets	$1,846,955	$440,082	$153,092

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
Current liabilities:
Borrowings	$400,000	$—	$—
Accounts payable	453,053	447,305	168,306
Accrued liabilities	655,396	94,019	82,715
Deferred revenue	1,478,768	293,553	—
Notes payable	737,531	700,122	—
Notes payable to related parties	740,000	841,500	239,870
Convertible notes payable, net	1,432,044	—	55,000

Total current liabilities	5,896,792	2,376,499	545,891

Commitments (Note 11)
Redeemable convertible preferred stock:
Authorized: 8,000,000 shares; no par value; Issued and outstanding: 3,853,507, 3,853,507 and 1,250,000 shares at September 30, 2001 (unaudited), March 31, 2001 and March 31, 2000, respectively	1,888,681	1,888,681	625,000

Shareholders' deficit:
Common stock:
Authorized: 20,000,000 shares; no par value; Issued and outstanding: 7,155,050, 5,652,949 and 4,722,500 at September 30, 2001 (unaudited), March 31, 2001 and March 31, 2000, respectively	487,454	179,795	58,246
Warrants for redeemable convertible preferred stock	313,378	75,532	—
Deferred stock-based compensation	(11,960)	—	—
Accumulated deficit	(6,727,390)	(4,080,425)	(1,076,045)

Total shareholders' deficit	(5,938,518)	(3,825,098)	(1,017,799)

Total liabilities, redeemable convertible preferred stock and shareholders' deficit	$1,846,955	$440,082	$153,092

The accompanying notes are an integral part of these financial statements.

FABCENTRIC, INC.
STATEMENTS OF OPERATIONS

				Period from May 20, 1999 (date of inception) to March 31, 2000
	Six Months Ended September 30,
			Year Ended March 31, 2001
	2001	2000
	(unaudited)
Revenues:
Software licenses	$37,750	$—	$5,566	$—
Consulting services, maintenance and other	206,963	—	25,202	—

Total revenues	244,713	—	30,768	—

Cost of revenues(1):
Software licenses	—	—	—	—
Consulting services, maintenance and other	66,536	—	42,328	—

Total cost of revenues	66,536	—	42,328	—

Gross profit (loss)	178,177	—	(11,560)	—

Operating expenses:
Research and development(1)	1,066,079	572,697	1,463,089	608,710
Selling, general and administrative(1)	1,315,882	307,559	1,224,524	452,439
Stock-based compensation	102,843	6,429	33,170	13,246

Total operating expenses	2,484,804	886,685	2,720,783	1,074,395

Loss from operations	(2,306,627)	(886,685)	(2,732,343)	(1,074,395)
Interest expense and other income, net	(340,338)	(605)	(272,037)	(1,650)

Net loss	$(2,646,965)	$(887,290)	$(3,004,380)	$(1,076,045)

(1) Excludes the following stock-based compensation charges:
Cost of revenues	$2,055	$—	$—	$—
Research and development	24,993	491	5,967	1,060
Selling, general and administrative	75,795	5,938	27,203	12,186

	$102,843	$6,429	$33,170	$13,246

The accompanying notes are an integral part of these financial statements.

FABCENTRIC, INC.
STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
SHAREHOLDERS' DEFICIT

	Redeemable Convertible Preferred Stock				Warrants for Redeemable Convertible Preferred Stock
			Common Stock
						Deferred Stock-Based Compensation	Accumulated deficit	Total Shareholders' Deficit
	Shares	Amount	Shares	Amount
Issuance of common stock to founders at $0.05 per share on May 20, 1999 (date of inception) for cash			900,000	$45,000	$—	$—	$—	$45,000
Issuance of common stock to founders on May 20, 1999 (date of inception) in exchange for intellectual property			3,600,000	—	—	—	—	—
Issuance of common stock at $0.05 per share for services rendered			112,500	5,625	—	—	—	5,625
Issuance of Series A redeemable convertible preferred stock for cash at $0.50 per share, in June and November 1999	1,250,000	$625,000					—
Options issued for services			—	2,121	—	—	—	2,121
Exercise of stock options, non-cash			110,000	5,500	—	—	—	5,500
Net loss			—	—	—	—	(1,076,045)	(1,076,045)

Balances as of March 31, 2000	1,250,000	625,000	4,722,500	58,246	—	—	(1,076,045)	(1,017,799)
Issuance of common stock in November 2000 for services			23,612	1,181	—	—	—	1,181
Issuance of Series A redeemable convertible preferred stock for cash at $0.50 per share, net of issuance costs of $38,073 in October 2000	1,200,000	561,927					—
Issuance and exercise of warrants for common stock in conjunction with issuance of convertible notes payable in October 2000			167,593	6,811	—	—	—	6,811
Issuance of warrants for Series A redeemable convertible preferred stock in conjunction with overdraft agreement with a bank in October 2000 and January 2001			—	—	13,185	—	—	13,185
Conversion of convertible notes payable and accrued interest for Series A redeemable convertible preferred stock at $0.50 per share in February 2001	1,403,507	701,754					—
Issuance of warrants for Series B redeemable convertible preferred stock in January and March 2001 in conjunction with issuance of convertible notes payable			—	—	62,347	—	—	62,347
Capital contribution for imputed interest on notes payable to founders			—	57,506	—	—	—	57,506
Options issued for services			—	19,089	—	—	—	19,089
Exercise of stock options for cash at $0.05 per share			481,249	24,062	—	—	—	24,062
Exercise of stock options, non-cash			257,995	12,900	—	—	—	12,900
Net loss			—	—	—	—	(3,004,380)	(3,004,380)

Balances as of March 31, 2001	3,853,507	1,888,681	5,652,949	179,795	75,532	—	(4,080,425)	(3,825,098)
Issuance of warrants for Series B redeemable convertible preferred stock in conjunction with issuance of convertible notes payble in May 2001 (unaudited)			—	—	237,846	—	—	237,846
Issuance of common stock for acquisition of Sapphire Software, Inc. in May 2001 (unaudited)			1,471,893	191,346	—	—	—	191,346
Exercise of stock options for cash at $0.05 per share (unaudited)			30,208	1,510	—	—	—	1,510
Deferred stock-based compensation (unaudited)			—	112,294	—	(112,294)	—	—
Amortization of stock-based compensation (unaudited)	—	—	—	—	—	100,334	—	100,334
Options issued for services (unaudited)			—	2,509	—	—	—	2,509
Net loss (unaudited)			—	—	—	—	(2,646,965)	(2,646,965)

Balances as of September 30, 2001 (unaudited)	3,853,507	$1,888,681	7,155,050	$487,454	$313,378	$(11,960)	$(6,727,390)	$(5,938,518)

The accompanying notes are an integra part of these financial statements.

FABCENTRIC, INC.
STATEMENTS OF CASH FLOWS

				Period from May 20, 1999 (date of inception) to March 31, 2000
	Six Months Ended September 30,
			Year Ended March 31, 2001
	2001	2000
	(unaudited)
Cash flows from operating activities:
Net loss	$(2,646,965)	$(887,290)	$(3,004,380)	$(1,076,045)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	165,040	6,901	61,975	4,146
Investment impairment	—	—	127,500	—
Stock-based compensation	102,843	6,429	33,170	13,246
Accreted interest expense	207,299	—	89,972	—
Changes in operating assets and liabilities, net of effects from purchase of Sapphire Software, Inc.:
Accounts receivable	(383,593)	—	(72,175)	—
Prepaid expenses and other current assets	5,607	2,000	2,370	(20,211)
Other assets	(300,638)	—	(119,515)	—
Accounts payable	5,748	104,103	336,023	168,306
Accrued liabilities	223,877	5,510	(45,720)	82,715
Deferred revenue	1,185,215	—	293,553	—

Net cash used in operating activities	(1,435,567)	(762,347)	(2,297,227)	(827,843)

Cash flows from investing activities:
Acquisition of property and equipment	(86,691)	(17,887)	(66,317)	(30,355)
Purchase of intangible assets	—	—	(200,000)	—
Purchase of investment	—	(40,000)	(50,000)	(77,500)
Acquisition of Sapphire Software, Inc.	(165,500)	—	—	—

Net cash used in investing activities	(252,191)	(57,887)	(316,317)	(107,855)

Cash flows from financing activities:
Proceeds from issuance of notes payable	—	—	750,000	—
Proceeds from issuance of notes payable to related parties	—	781,062	706,046	239,870
Repayments of notes payable to related parties	(101,500)	—	(104,417)	—
Proceeds from factored receivables	400,000	—	—	—
Proceeds from issuance of convertible debt	1,500,000	—	645,000	55,000
Proceeds from issuance of common stock	1,510	10,000	24,062	45,000
Proceeds from issuance of Series A redeemable convertible preferred stock	—	—	563,681	625,000

Net cash provided by financing activities	1,800,010	791,062	2,584,372	964,870

Net increase (decrease) in cash and cash equivalents	112,252	(29,172)	(29,172)	29,172
Cash and cash equivalents, beginning of period	—	29,172	29,172	—

Cash and cash equivalents, end of period	$112,252	$—	$—	$29,172

Non-cash investing and financing activities:
Issuance of redeemable convertible preferred stock for convertible notes payable and accrued interest	$—	$—	$701,754	$—

Issuance of warrants for redeemable convertible preferred stock	$237,846	$—	$75,532	$—

Issuance of common stock in connection with acquisition of Sapphire Software, Inc.	$191,346	$—	$—	$—

Issuance and exercise of warrants for common stock	$—	$—	$6,811	$—

Discount on notes payables	$80,425	$—	$49,878	$—

The accompanying notes are an integral part of these financial statements.

FABCENTRIC, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION:

        FabCentric, Inc. (the "Company") was incorporated in California on May 20, 1999 for the purpose of developing design yield optimization and productivity improvement software for companies involved in the design, fabrication and testing of semiconductors. The Company also provides training and services in the methodologies and applications of integrated yield management and semiconductor manufacturing. For periods prior to March 31, 2001, the Company was in the development stage.

        On December 5, 2001, the Company was acquired by HPL Technologies, Inc. ("HPL"), a Delaware corporation, for 703,000 shares of common stock and approximately 23,000 options to acquire shares of HPL's common stock for a total purchase price of approximately $8.5 million.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Unaudited interim results

        The accompanying interim financial statements as of September 30, 2001 and for the six month periods ended September 30, 2001 and 2000 are unaudited. In the opinion of management, these unaudited interim statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of the periods. The financial data and other information disclosed in the notes to the financial statements for these periods is unaudited. The results of operations for any interim period are not necessarily indicative of the results to be expected for any entire year.

Use of estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements. These estimates may affect the amounts of assets and liabilities reported in the balance sheet, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting periods presented. Actual amounts could differ from those estimates.

Cash and cash equivalents

        The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

Property and equipment

        Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, as follows.

Office equipment	3 years
Software licenses	2 years

        Leasehold improvements are amortized using the straight-line method over the shorter of the remaining lease term or the estimated useful life of the improvement. Repair and maintenance costs are expensed as incurred. When property or equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and the gain or loss is included in the determination of income (loss).

Intangible assets

        Identifiable intangible assets consist of purchased technology and goodwill which are being amortized over their estimated useful lives on a straight-line basis over three years.

Long-lived assets

        The Company monitors events and changes in circumstances that could indicate the carrying amounts of long-lived assets, including intangible assets, may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of the assets will be recovered through non-discounted expected future cash flows. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Revenue recognition

        The Company recognizes revenue in accordance with the provisions of Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-4 and 98-9. The Company's revenues are primarily derived from three sources: (i) software license revenue, derived primarily from sales to end users; (ii) maintenance revenue, derived primarily from providing post-contract customer support and software updates to end users; and (iii) consulting services revenues derived from providing training and consulting services to end users.

        When consulting or other services sold in connection with a software license are not essential to the functionality of the software, the Company recognizes revenues from software licenses upon delivery of the software and execution of a binding agreement with the customer, provided that the fee is fixed or determinable, collection is reasonably assured and there are no customer acceptance clauses. When customer acceptance clauses exist and amounts are refundable, revenues are recognized upon customer acceptance.

        For contracts with multiple obligations (e.g., deliverable and undeliverable products, post-contract support and other services), the Company allocates revenues to the undelivered element of the contract based on vendor specific objective evidence ("VSOE") of its fair value, if it exists. If evidence of fair value for each element of the contract does not exist, all revenue from the arrangement is deferred until such time as evidence of fair value does exist for the undelivered elements or until all elements of the arrangement are delivered.

        On contracts, which may include software license fees, involving significant implementation or customization essential to the functionality of the Company's product, software license and service revenues are recognized using the completed contract method as the Company has not established an adequate history of providing these services to reasonably estimate hours and costs to be incurred in order to utilize the percentage-of-completion method. If these contracts include a maintenance obligation, the revenue and related costs are deferred until the only obligation remaining is the maintenance service. The deferred revenue and costs are amortized ratably to service revenues and cost of service revenue, respectively, over the remaining term of the maintenance agreement if VSOE of fair value does not exist for the maintenance.

        Revenues from maintenance and post-contract support services are recognized ratably over the contractual period. Revenues from training and the separate sale of consulting services are recognized as the related services are performed. Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

        Deferred revenue includes advance payments received for maintenance and support services and license revenues received or due under the terms of the contracts for which customer acceptance had not been received.

Cost of revenue

        Cost of revenues consist primarily of expenses directly related to the cost of media on which a product is delivered, product fulfillment costs, royalty commissions, any associated hardware costs, and direct customer service and support costs.

Software development costs

        Costs related to research, design and development of software products are generally expensed as incurred. Software development costs are capitalized beginning when a product's technological feasibility has been established up until the time of general release of the product. Based on the Company's product development process, technological feasibility is established upon the completion of a working model. Costs eligible for capitalization, incurred after achieving technological feasibility and before general release of its product, have not been material since May 20, 1999 (date of inception). Accordingly, all software development costs have been charged to research and development expense in the accompanying statements of operations.

Stock-based compensation

        The Company accounts for its employee stock option plans using the intrinsic value method described in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Under APB Opinion No. 25, deferred stock compensation is recorded for the difference, if any, between an option's exercise price and the fair value of the underlying common stock on the grant date of the option. As permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," the Company has adopted the "disclosure only" alternative described in SFAS No. 123 for its employee stock option plan.

        The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Consensus ("EITF") No. 96-18 "Accounting for Equity Instruments that Are Issued to Other than Employees For Acquiring, or in Conjunction with Selling, Goods or Services." Under SFAS No. 123 and EITF No. 96-18, stock options and warrants issued to non-employees are accounted for at their fair value calculated using the Black-Scholes model.

        Deferred stock-based compensation resulting from employee stock options is amortized to expense using an accelerated approach over the term of the options in accordance with Financial Accounting Standards Board Interpretation ("FIN") No. 28.

Income taxes

        Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Comprehensive income (loss)

        Comprehensive income (loss) consists of gains and losses that are not recorded in the statements of operations but instead are recorded directly to shareholders' deficit. The Company has no components of comprehensive income (loss) and, accordingly, comprehensive income (loss) is the same as net loss for all periods presented.

Concentration of credit risk

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with financial institutions that management believes are credit worthy.

        The Company performs ongoing credit evaluations of its customers' financial condition and, generally requires no collateral from its customers.

        At March 31, 2001, one customer accounted for 100% of accounts receivable. At September 30, 2001, two customers accounted for 82% and 17% of accounts receivable (unaudited). For the year ended March 31, 2001, one customer accounted for 100% of total revenues. For the unaudited period ended September 30, 2001, three customers accounted for 31%, 31% and 26% of total revenues.

Recent accounting pronouncements

        In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," that requires companies to record derivative financial instruments on their balance sheets as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative instruments and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statements No. 133," that amends SFAS No. 133 to be effective for all fiscal quarters or all fiscal years beginning after June 15, 2000. The adoption of SFAS No. 133 did not have a material effect on the Company's financial results.

        In July 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The adoption of SFAS No. 141 did not have a significant impact on the Company's financial statements.

        In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which is required to be applied starting with fiscal years beginning after December 15, 2001. SFAS No. 142 requires, amongst other things, the discontinuance of goodwill amortization. In addition, SFAS No. 142 includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing for impairment of existing goodwill and other intangibles. The adoption of SFAS No. 142 in fiscal year 2003 is not expected to have a significant impact on the Company's financial statements.

        In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which is required to be applied starting with fiscal years beginning after December 15, 2001. SFAS No. 144 requires, amongst other things, the application of one accounting model for long-lived assets that are impaired or to be disposed of by sale. The adoption of SFAS No. 144 in fiscal year 2003 is not expected to have a significant impact on the Company's financial statements.

NOTE 3—PROPERTY AND EQUIPMENT, NET:

        Property and equipment consists of the following:

		March 31,
	September 30, 2001
		2001	2000
	(unaudited)
Office equipment	$140,843	$66,237	$19,167
Software licenses	42,520	30,435	11,188

	183,363	96,672	30,355
Less: Accumulated depreciation	(68,057)	(32,788)	(4,146)

Property and equipment, net	$115,306	$63,884	$26,209

        Depreciation expense totaled $28,642 and $4,146 for the year ended March 31, 2001 and the period from May 20, 1999 (date of inception) to March 31, 2000, respectively. Depreciation expense totaled $35,269 and $6,901 for the unaudited six month periods ended September 30, 2001 and 2000, respectively.

NOTE 4—INTANGIBLE ASSETS, NET:

		March 31,
	September 30, 2001
		2001	2000
	(unaudited)
Intangible assets	$894,346	$200,000	$—
Less: Accumulated amortization	(163,104)	(33,333)	—

	$731,242	$166,667	$—

        Amortization expense was $33,333 and none for the year ended March 31, 2001 and the period from May 20, 1999 (date of inception) to March 31, 2000, respectively. Amortization expense was $129,771 and none for the unaudited six month periods ended September 30, 2001 and 2000, respectively.

NOTE 5—INVESTMENT:

        During 2001 and 2000, the Company invested in shares of preferred stock of a development stage company totaling $50,000 and $77,500, respectively. As of March 31, 2001, management wrote off the total investment as the Company believed this investment was not realizable.

NOTE 6—BORROWINGS:

        During April 2001, the Company entered into a line of credit agreement with a bank which allows the Company to factor up to $500,000 in approved accounts receivable. All of the Company's assets have been pledged as security for the outstanding balance due to the bank. The Company has retained the credit risk of all factored accounts receivable and as such the factored receivables as well as the Company's obligation to the bank are included on the balance sheet until the factored accounts receivable have been paid. The Company pays a finance charge of 2% per month on the average daily factored receivable balance and pays a 0.25% administrative fee on the amount of the factored receivables outstanding with the bank at the end of each month. During the unaudited six month period ended September 30, 2001, the Company drew down $400,000 under its line of credit. This amount remained outstanding at September 30, 2001.

NOTE 7—ACCRUED LIABILITIES:

        Accrued liabilities consist of the following:

		March 31,
	September 30, 2001
		2001	2000
	(unaudited)
Payroll and related expenses	$151,823	$82,826	$26,501
Payable to Sapphire Software, Inc.	337,500	—	—
Other accrued expenses	166,073	11,193	56,214

	$655,396	$94,019	$82,715

NOTE 8—NOTES PAYABLE:

        Notes payable consist of the following:

		March 31,
	September 30, 2001
		2001	2000
	(unaudited)
Notes payable to HPL	$750,000	$750,000	$—
Less: Discount on notes payable	(12,469)	(49,878)	—

Notes payable	$737,531	$700,122	$—

        In January and March 2001, the Company issued in the aggregate, $750,000 of unsecured notes payable to HPL with detachable warrants to acquire 400,000 shares of Series B redeemable convertible preferred stock. The notes bear interest at the rate of 8% per annum which is payable on a quarterly basis. The notes may be prepaid at any time at the Company's option without penalty or premium. The warrants were valued at $67,421 using the Black-Scholes valuation model with the following assumptions: dividend yield of 0%, volatility of 85%, risk-free interest rate of 4.37% and a contractual term of two years. As of September 30, 2001, all of these warrants remain outstanding (unaudited).

        The proceeds allocated to the warrants approximated $62,000. This discount is being amortized to interest expense over the term of the notes.

NOTE 9—NOTES PAYABLE TO RELATED PARTIES:

        During February and March 2000, the Company issued $239,870 of notes payable due on demand to the founders. Additionally, during April through December 2000, the Company issued $706,046 of notes payable due on demand to the founders. The notes began bearing interest at the rate of 8% per annum on March 23, 2001 and accrued interest is payable at December 31 of each year. Prior to March 23, 2001, the notes payable did not accrue interest and as such, the Company imputed and expensed interest of approximately $58,000 for the year ended March 31, 2001. The imputed interest has been recorded as a capital contribution. At March 31, 2001 and 2000 and September 30, 2001 (unaudited), the Company had notes payable to related parties of $841,500, $239,870 and $740,000, respectively.

NOTE 10—CONVERTIBLE NOTES PAYABLE, NET:

        Convertible notes payable consist of the following:

		March 31,
	September 30, 2001
		2001	2000
	(unaudited)
Convertible notes payable	$1,500,000	$—	$55,000
Less: Discount on convertible notes payable	(67,956)	—	—

Convertible notes payable, net	$1,432,044	$—	$55,000

        During February 2000, the Company issued $55,000 of convertible promissory notes payable. Additionally, during April through October 2000, the Company issued $645,000 of convertible notes payable with detachable warrants to acquire 167,593 shares of common stock. The notes bear interest at the rate of 8% per annum. During February 2001, the convertible notes payable and accrued interest were converted into 1,403,507 shares of Series A redeemable convertible preferred stock at a conversion price of $0.50 per share. The warrants were valued at $7,158 using the Black-Scholes valuation model with the following assumptions: dividend yield of 0%, volatility of 85%, risk-free interest rates ranging 4.92 to 5.64% and a contractual term of five years. During February 2001, all of these warrants were exercised.

        The proceeds allocated to the warrants approximated $7,000. This discount was amortized to interest expense over the term of the notes during the year ended March 31, 2001.

        During May 2001, the Company issued $1,500,000 of convertible notes payable with detachable warrants to acquire 533,333 shares of Series B redeemable convertible preferred stock. The notes bear interest at the rate of 8% per annum and are convertible into Series B redeemable convertible preferred stock at a conversion price of $0.75 per share. The warrants were valued at $280,284 using the Black-Scholes valuation model with the following assumptions: dividend yield of 0%, volatility of 85%, risk-free interest rate of 5.21% and a contractual term of five years. As of September 30, 2001, all of these warrants remain outstanding (unaudited).

        The proceeds allocated to the warrants approximated $238,000. This discount is being amortized to interest expense over the term of the notes.

NOTE 11—COMMITMENTS:

        The Company leases its facilities under operating lease agreements that expire at various dates through October 31, 2004. Rent expense for the year ended March 31, 2001 and the period from May 20, 1999 (date of inception) to 2000 was $69,784 and $29,158, respectively. Rent expense for the unaudited six month periods ended September 30, 2001 and 2000 was $83,406 and $27,027, respectively. Rent expense for the cumulative period from May 20, 1999 (date of inception) to March 31, 2001 was $98,942.

        Minimum future lease payments under non-cancelable operating leases at March 31, 2001 are included in the table below:

Year Ending March 31,	Operating Leases
2002	$161,989
2003	151,609
2004	25,325
2005	3,199

$342,122

NOTE 12—REDEEMABLE CONVERTIBLE PREFERRED STOCK:

        Redeemable convertible preferred stock at March 31, 2001 consist of the following:

	Shares			Proceeds Net of Issuance Costs
Series			Liquidation Amount
	Authorized	Outstanding
A	4,500,000	3,853,507	$1,926,754	$1,888,681
B	3,500,000	—	—	—

	8,000,000	3,853,507	$1,926,754	$1,888,681

        The holders of redeemable convertible preferred stock have various rights and preferences as follows:

Voting

        Each share of Series A and Series B redeemable convertible preferred stock ("Series A" and "Series B") have voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as one class with the common stock.

Dividends

        Holders of Series A and Series B are entitled to receive noncumulative dividends at the per annum rate of $0.04 and $0.06 per share, respectively, when and if declared by the Board of Directors. No dividends on redeemable convertible preferred stock or common stock have been declared by the Board from inception through March 31, 2001.

Liquidation

        In the event of any liquidation, dissolution or winding up of the Company, including a merger, acquisition or sale of assets where the beneficial owners of the Company's common stock and redeemable convertible preferred stock own less than 50% of the resulting voting power of the surviving entity ("Liquidating Event"), the holders of Series B shares as a class will be entitled to receive in preference to the holders of Series A and common shares $0.75 per share; any remaining assets of the Company will be distributed ratably among the holders of Series B and A shares until the Series B shareholders each receive an additional $0.75 per share and the holders of Series A each receive $0.50 per share; any remaining assets of the Company will be distributed ratably among the holders of Series A and common shares until the Series A shareholders each receive an additional $0.50 per share and the holders of common shares each receive $0.50 per share; finally, any remaining assets of the Company shall be distributed ratably to the holders of common shares. As liquidation in the event of transfer of 50% or more of voting rights is outside the control of the Company, the preferred stock has a redeemable feature.

Redemption

        Outside certain preferences granted upon liquidation, the holders of the Series A and Series B have no redemption rights.

Conversion

        Each share of redeemable convertible preferred stock is convertible into such number of shares of common stock as is determined by dividing the original issue price, by the conversion price at the time in effect for each such share of Series A and Series B. The Series A and Series B conversion prices are equal to their original issue prices of $0.50 and $0.75, respectively. Each share of redeemable convertible preferred stock is convertible at the option of the holder at any time after issuance of the share. Each share of Series A and Series B automatically convert into the number of shares of common stock into which such shares are convertible at the then effective conversion ratio upon: (1) the closing of a public offering of common stock at a per share price of at least $5.00 per share with gross proceeds of at least $10,000,000, or (2) the consent of the holders of the majority of redeemable convertible preferred stock.

Warrants for Redeemable Convertible Preferred Stock

        During October 2000 and January 2001, in connection with an overdraft agreement with a bank, the Company issued warrants to purchase 37,500 shares of Series A redeemable convertible preferred stock. The warrants were valued at $13,185 using the Black-Scholes valuation model with the following assumptions: dividend yield of 0%, volatility of 85%, risk-free interest ranging 5.10 to 5.64% and a contractual term of five years. The warrant value was amortized to interest expense during the year ended March 31, 2001. As of March 31, 2001, all of these warrants remain outstanding.

NOTE 13—CAPITAL STOCK:

Common Stock

        The Company's Articles of Incorporation, as amended, authorize the Company to issue shares of no par value common stock. Each share of common stock is entitled to one vote.

        Common stock was issued to founders of the Company and is subject to repurchase in the event of voluntary termination or involuntary termination with cause. Twenty-five percent of the shares vest immediately with the remaining seventy-five percent vesting ratably over a 48 month period. In the event of termination without cause, a substantial sale of the Company's assets, or merger, all remaining shares become immediately vested. As of March 31, 2001, 1,462,500 shares are subject to repurchase at $0.05 per share.

        At September 30 and March 31, 2001 and March 31, 2000, the Company had reserved shares of common stock for future issuance as follows:

		March 31,
	September 30, 2001 (unaudited)
		2001	2000
Conversion of Series A	4,500,000	4,500,000	4,500,000
Conversion of Series B	3,500,000	3,500,000	—
Exercise of options under the 1999 Stock Option Plan	—	—	—
Outstanding Series A preferred stock warrants	37,500	37,500	—
Outstanding Series B preferred stock warrants	933,333	400,000	—

	8,970,833	8,437,500	4,500,000

Stock Option Plan

        In June 1999, the Company adopted the 1999 Stock Option Plan (the "Plan"). As of March 31, 2001, the Company had reserved a total of 2,800,000 shares of its common stock for issuance to directors, employees and consultants under the Plan. Options granted under the Plan expire 10 years from the date of grant and generally vest over four years, 25% one year after date of grant and remaining options thereafter vest in equal monthly installments over the following 36 months. Under the Plan, eligible employees and consultants who own less than ten percent of voting power of all classes of stock, can receive options to purchase shares of the Company's common stock at a price no less than 100% and 85% of the fair value on the grant date for incentive stock options and nonstatutory stock options, respectively. Those eligible employees and consultants who own more than ten percent of voting power of all classes of stock, can receive options to purchase shares of the Company's common stock at a price no less than 110% of the fair value on the grant date for incentive stock options and nonqualified stock options.

        During the year ended March 31, 2001, the period from May 20, 1999 (date of inception) to March 31, 2000 and the unaudited six month period ended September 30, 2001, the Company forgave the exercise price on certain common stock options issued to employees. As a result, all options granted under the Plan have been accounted for using the variable method. Stock-based compensation expense for the year ended March 31, 2001 and the period from May 20, 1999 (date of inception) to March 31, 2000 related to options granted under the Plan for these periods was not material. For the unaudited six month period ended September 30, 2001, the Company recorded $112,294 in deferred stock-based compensation and amortized $100,334 in expense in the accompanying statement of operations.

        The following table summarizes information with respect to stock option activity under the Plan:

	Six Months Ended September 30, 2001		Period Ended March 31,
			2001		2000
	(unaudited)
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Balance, beginning of period	481,806	$0.05	300,000	$0.05	—	$—
Granted	1,306,107	$0.05	1,026,050	$0.05	410,000	$0.05
Exercised	(30,208)	$0.05	(739,244)	$0.05	(110,000)	$0.05
Canceled	—	$—	(105,000)	$0.05	—	$—

Balance, end of period	1,757,705	$0.05	481,806	$0.05	300,000	$0.05

        The following table summarizes information regarding options outstanding and exercisable under the Plan as of March 31, 2001.

	March 31, 2001
	Options Outstanding			Options Exercisable
Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$0.05	481,806	8.60	$0.05	210,557	$0.05

        At March 31, 2000, 225,000 options were exercisable at a weighted average exercise price of $0.05.

        Pro forma information regarding net income (loss) per share is required by SFAS No. 123, which also requires that the information be determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. The weighted average fair value of options granted for the year ended March 31, 2001 and the period ended March 31, 2000 was $0.011 and $0.014, respectively. The minimum fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

		Periods Ended March 31,
	Six Months Ended September 30, 2001
		2001	2000
	(unaudited)
Weighted average risk free interest rate	4.84%	5.08%	6.36%
Expected life	5	5	5
Expected dividend yield	0%	0%	0%

        Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the awards, the impact on the Company's net loss would not have been material.

Non-qualified options

        The Company also granted a total of 361,050 non-employee options during the periods ended March 31, 2001 and March 31, 2000. The following weighted average assumptions were used to determine the fair value of these grants: dividend yield of 0%, risk free interest rate of 4.96%, contractual term of five years, and volatility of 85%. The value ascribed to these options was $47,000.

NOTE 14—FAIR VALUE OF FINANCIAL INSTRUMENTS:

        The carrying values of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, convertible notes payable and notes payable approximates their fair values due to their relatively short maturities.

NOTE 15—EMPLOYEE BENEFIT PLAN:

        The Company has a 401(k) defined contribution plan (the "Plan") qualified under Section 401(k) of the Internal Revenue Code of 1986. Each eligible employee may elect to contribute up to the maximum IRS annual deferral amount. The Company, at the discretion of its Board of Directors, may match employee contributions to the Plan or make contributions to the Plan for all eligible employees. The Company has elected not to make matching or other contributions to the Plan since inception.

NOTE 16—INCOME TAXES:

        Deferred tax assets (liabilities) consist of the following:

	March 31,
	2001	2000
Depreciation and amortization	$12,000	$(1,000)
Reserves and accruals	169,000	—
Research and development credits	101,000	32,000
Net operating loss carryforwards	1,429,000	422,000

Gross deferred tax assets	1,711,000	453,000
Valuation allowance	(1,711,000)	(453,000)

Net deferred tax assets	$—	$—

        No provision or benefit for income taxes has been recognized for any of the periods presented as the Company has incurred net operating losses for income tax purposes and has no carryback potential. Based on a number of factors, including the lack of history of profits and the fact that the Company competes in a developing market that is characterized by rapidly changing technology, management believes that there is sufficient uncertainty regarding the realization of deferred tax assets such that a full valuation allowance has been provided.

        At March 31, 2001, the Company had approximately $3,500,000 of federal and $3,500,000 of California net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2019 and 2004, respectively. The amount of net operating losses that can be utilized may be limited in certain circumstances including, but not limited to, a cumulative stock ownership change of more than 50% over a three-year period. Such change may have occurred during 2000 and 2001.

NOTE 17—SUBSEQUENT EVENTS:

Acquisitions

        During May 2001, the Company acquired certain assets and liabilities of Sapphire Software, Inc. ("Sapphire") for cash and 1,471,893 shares of the Company's common stock. Cash consideration to be paid is as follows: i) $118,750 upon closing, ii) three quarterly payments of $43,750 payable on June 30, 2001, September 30, 2001 and December 31, 2001, and iii) four quarterly payments of $25,000 payable on January 1, 2002, April 1, 2002, July 1, 2002 and October 1, 2002. Additionally, payments of $75,000 for each calendar year 2001 and 2002 are payable if the Company meets certain revenue targets from the former Sapphire products. As of September 30, 2001, the Company has accrued $337,500 for future payments related to the acquisition of Sapphire.

        The acquisition was accounted for using the purchase method of accounting. The Company's preliminary allocation of the total purchase price of $694,346 is to purchased technology and goodwill which has been included within intangible assets, net.

        During October 2001, the Company purchased the intellectual property assets of Cimcom Corporation from a shareholder of the Company for a promissory note payable of $27,400.

Conversion of convertible notes payable

        During November 2001, $1,570,000 of the Company's convertible notes payable and accrued interest due to shareholders were converted into 2,093,333 shares of Series B. Additionally, all outstanding common stock, Series A and Series B warrants were exercised.

        During November 2001, the Company converted a $50,000 payable to a service provider into 66,666 shares of Series B. Additionally, in consideration for extended payment terms, the Company granted the service provider a warrant to purchase 20,000 shares of Series B. The warrants were valued at $7,205 using the Black-Scholes valuation model with the following assumptions: dividend yield of 0%, volatility of 85%, risk-free interest rate of 5.21% and a contractual term of two years. The fair value of the warrant will be amortized to interest expense during the year ended March 31, 2002.

HPL TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED
STATEMENTS OF OPERATIONS

        The following unaudited pro forma combined condensed statements of operations have been prepared to give effect to the acquisition of FabCentric, Inc. ("FabCentric") by HPL Technologies, Inc. ("HPL") using the purchase method of accounting. For purposes of the pro forma statements, HPL's consolidated statement of operations for the year ended March 31, 2001 has been combined with FabCentric's statement of operations for the year ended March 31, 2001 and HPL's consolidated statement of operations for the nine months ended December 31, 2001 has been combined with FabCentric's statement of operations for the period from April 1, 2001 to December 5, 2001 (acquisition date), as if the acquisition had occurred on April 1, 2000.

        The unaudited pro forma combined condensed statements of operations are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have actually been reported had the acquisition occurred as of the beginning of the most recent fiscal year for statement of operations purposes, nor is it necessarily indicative of future results of operations. The unaudited pro forma combined statements of operations include adjustments to reflect the allocation of purchase consideration to the acquired assets and liabilities of FabCentric, before any integration or restructuring adjustments, based on an appraisal and management's estimate of the fair value of all assets and liabilities assumed as considered appropriate.

        These unaudited pro forma combined statements of operations are based upon the historical financial statements of HPL and FabCentric and should be read in conjunction with the historical financial statements included in HPL's Registration Statement on Form S-1 dated July 31, 2001, restated to give effect to the reincorporation described in Note 1 to the historical financial statements of Heuristic Physics Laboratories, Inc., and HPL's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001, September 30, 2001 and December 31, 2001 on file with the Securities and Exchange Commission, and the historical financial statements of FabCentric included in this Form 8-K.

HPL TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2001
(in thousands, except per share data)

	HPL	FabCentric	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Software licenses	$10,908	$6	$—		$10,914
Consulting services, maintenance and other	2,511	25	—		2,536

Total revenues	13,419	31	—		13,450

Cost of revenues:
Software licenses	133	—	—		133
Consulting services, maintenance and other	916	40	—		956

Total cost of revenues	1,049	40	—		1,089

Gross profit (loss)	12,370	(9)	—		12,361

Operating expenses:
Research and development	3,381	1,447	—		4,828
Selling, general and administrative	4,329	1,210	—		5,539
Stock-based compensation	2,369	33	70	(a)	2,472
Amortization of intangible assets	137	33	458	(b)	628

Total operating expenses	10,216	2,723	528		13,467

Income (loss) from operations	2,154	(2,732)	(528)		(1,106)
Interest income (expense) and other income, net	(190)	(272)	6	(c)	(456)

Income (loss) before income taxes	1,964	(3,004)	(522)		(1,562)
Provision for (benefit from) income taxes	1,423	—	(124	)(b)	250
			(1,049	)(d)

Net income (loss)	$541	$(3,004)	$651		$(1,812)

Net income (loss) per share:
Basic	$0.03				$(0.10)

Diluted	$0.02				$(0.10)

Shares used in computing per share amounts:
Basic	17,496		703	(e)	18,199

Diluted	27,831				18,199

The accompanying notes are an integral part of this unaudited pro forma combined condensed statement of operations.

HPL TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2001
(in thousands, except per share data)

	HPL	FabCentric	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Software licenses	$19,786	$38	$—		$19,824
Consulting services, maintenance and other	3,656	233	—		3,889

Total revenues	23,442	271	—		23,713

Cost of revenues:
Software licenses	652	—	—		652
Consulting services, maintenance and other	1,293	58	—		1,351

Total cost of revenues	1,945	58	—		2,003

Gross profit	21,497	213	—		21,710

Operating expenses:
Research and development	4,013	1,420	—		5,433
Selling, general and administrative	6,959	2,138	—		9,097
Stock-based compensation	2,651	103	24	(a)	2,778
Amortization of intangible assets	62	130	150	(b)	342

Total operating expenses	13,685	3,791	174		17,650

Income (loss) from operations	7,812	(3,578)	(174)		4,060
Interest income (expense) and other income, net	649	(453)	48	(c)	244

Income (loss) before income taxes	8,461	(4,031)	(126)		4,304
Provision for (benefit from) income taxes	4,570	—	(41	)(b)	3,135
			(1,394	)(d)

Net income (loss)	$3,891	$(4,031)	$1,309		$1,169

Net income (loss) per share:
Basic	$0.17				$0.05

Diluted	$0.12				$0.04

Shares used in computing per share amounts:
Basic	22,563		637	(f)	23,200

Diluted	31,323		650	(f)	31,973

The accompanying notes are an integral part of this unaudited pro forma combined condensed statement of operations.

HPL TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED
CONDENSED STATEMENTS OF OPERATIONS

        On December 5, 2001, HPL announced it had acquired FabCentric. HPL issued 703,355 shares of HPL common stock in exchange for 100% of the outstanding capital stock of FabCentric on a fully diluted basis and issued 23,231 options to FabCentric employees. HPL accounted for the merger under the purchase method of accounting.

        The unaudited pro forma combined condensed statement of operations for the year ended March 31, 2001 includes the results of HPL for the year ended March 31, 2001 and FabCentric for the year ended March 31, 2001. The pro forma statement of operations has been prepared assuming the acquisition had occurred on April 1, 2000.

        The unaudited pro forma combined condensed statement of operations for the nine months ended December 31, 2001 includes the results of HPL for the nine months ended December 31, 2001 and FabCentric for the period April 1, 2001 through December 5, 2001 (acquisition date). The pro forma statement of operations has been prepared assuming the acquisition had occurred on April 1, 2000.

        The unaudited pro forma combined condensed statements of operations reflect a purchase price of approximately $8,505,000, measured using the average fair market value of HPL's common stock from December 3, 2001 to December 5, 2001, two trading days prior to and the date the acquisition agreement with FabCentric was signed and closed, plus the value of the options issued by HPL in the acquisition, and other costs directly related to the acquisition as follows (in thousands):

Fair value of HPL's common stock	$8,032
Fair value of options assumed	223
Estimated acquisition related costs	250

Total consideration	$8,505

        The purchase price allocation is as follows (in thousands):

Tangible assets acquired	$253
Net deferred tax asset	1,182
Deferred stock-based compensation	106
Liabilities assumed	(4,493)
Intangible assets acquired	906
Goodwill	10,551

Total	$8,505

Statements of Operations

        The accompanying unaudited pro forma combined condensed statements of operations have been prepared as if the acquisition of FabCentric by HPL was completed as of April 1, 2000 and reflects the following pro forma adjustments:

(a)
To record amortization of deferred stock-based compensation resulting from the acquisition of FabCentric by HPL.

(b)
To record amortization of intangible assets resulting from the acquisition of Fabcentric by HPL on a straight-line basis, $673,000 over a three year period and $233,000 over a six month period, and the related tax impact.

(c)
To eliminate the interest expense recorded by FabCentric on a $750,000 loan payable to HPL. The HPL historical financial statements do not reflect this interest income.

(d)
To record the tax benefit of the FabCentric losses at 35%.

(e)
Reflects issuance by HPL of 703,355 shares of common stock in connection with the acquisition of FabCentric. Shares used to calculate unaudited pro forma net income (loss) per share exclude the anti-dilutive effect of HPL's stock options including options assumed in the acquisition.

(f)
Reflects issuance by HPL of 703,355 (636,888 weighted average) shares of common stock in connection with the acquisition of FabCentric for basic and diluted earnings per share and an additional 23,231 shares (14,369 weighted average) of HPL stock related to FabCentric employee options assumed in the acquisition for diluted earnings per share.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HPL TECHNOLOGIES, INC.
By:	/s/ Y. DAVID LEPEJIAN Y. David Lepejian President and Chief Executive Officer

Date: February 18, 2002

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated December 5, 2001, by and among HPL Technologies, Inc., a Delaware corporation, HPL Acquisition Corp., a California corporation, FabCentric, Inc., a California corporation, John Kulusich and Lucian Wagner.*
23.1	Consent of PricewaterhouseCoopers, LLP

*
Previously filed.

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  Item 7. Financial Statements and Exhibits.
FABCENTRIC, INC. INDEX TO FINANCIAL STATEMENTS
REPORT OF INDEPENDENT ACCOUNTANTS
FABCENTRIC, INC. BALANCE SHEETS
FABCENTRIC, INC. STATEMENTS OF OPERATIONS
FABCENTRIC, INC. STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
FABCENTRIC, INC. STATEMENTS OF CASH FLOWS
FABCENTRIC, INC. NOTES TO FINANCIAL STATEMENTS
HPL TECHNOLOGIES, INC. UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
HPL TECHNOLOGIES, INC. UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2001 (in thousands, except per share data)
HPL TECHNOLOGIES, INC. UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED DECEMBER 31, 2001 (in thousands, except per share data)
HPL TECHNOLOGIES, INC. NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
SIGNATURE
EXHIBIT INDEX